UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CRATER MOUNTAIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

1000
(Primary Standard Industrial Classification Code Number)

20-8837756
(IRS Employer Identification No.)

4666 Mission Avenue, Suite 1
San Diego, CA 92116
Telephone (619) 819-7595
Facsimile (619) 839-3177
(Address and telephone number of registrant’s principal executive offices)

Law Office of Michael M. Kessler, P.C.
3436 American River Drive, Suite 11
Sacramento, CA 95864
Telephone (916) 239-4000
Facsimile (916) 239-4008
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]  Accelerated Filer [ ]

Non-accelerated filer [ ] Smaller reporting company [x]

 CALCULATION OF REGISTRATION FEE

                                                                                                                                    Proposed                                                Proposed
                                                                                                                        Title of                                                                                maximum                                                 maximum
                                                                                                                       securities                     Amount                                         offering                                                   aggregate                 Amount of
                                                                                                                           to be                             to be                                             price                                                       offering                    registration
                                                                                                                     registered                    registered                                     per Share (2)                                                 price                             fee(1)
                                                                                                                    Common Stock              4,000,000                                          $ 0.50                                                    $2,000,000                    $  78.60

(1)	This is an initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $.001 per share.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

PROSPECTUS
Crater Mountain Resources, Inc.
4,000,000 Shares of Common Stock
$0.50 per share

This is the initial offering of Common stock of Crater Mountain Resources, Inc. and no public market exists for the securities being offered. Crater Mountain Resources, Inc. is offering for sale a total of 4,000,000 shares of its Common Stock on a "self-underwritten", best effort, basis. The shares will be offered at a fixed price of $0.50 per share for a period not to exceed 180days from the date of this prospectus. There is no minimum number of shares required to be purchased. This offering is on a best effort, basis, , without interest or deduction, however there is no assurance we will be able to do so. See "Use of Proceeds" and "Plan of Distribution".

Crater Mountain Resources, Inc., is a development stage, start-up company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                                                                            Offering                                   Total                       Underwriting                                       Proceeds
                                                                                                              Price                                   Amount of                 Commissions                                          to Us
                                                                                                           Per Share                                Offering
                                                          ___________________________________________________________________________________________

                                                          Common Stock                            $0.50                                 $2,000,000                           $0.00                                           $2,000,000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 5, 2008

CRATER MOUNTAIN RESOURCES, INC.
4666 MISSION AVENUE SUITE 1
SAN DIEGO, CALIFORNIA 92116

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our" and “Crater” are to Crater Mountain Resources, Inc.

General Information about Our Company

Crater Mountain Resources, Inc. was incorporated in the State of Nevada on April 20, 2007. We were formed for the purpose of exploration and mining of precious metals, specifically gold, in Papua New Guinea.

We are a development stage company and have not yet opened for business or generated any revenues. Our limited start-up operations have consisted of the formation of our business plan and identification of our target market. Per our business plan we anticipate sales to begin in the fourth quarter of 2009 . Currently our President devotes approximately 30 hours a week to the company. We will require the funds from this offering in order to fully implement our business plan as discussed in the “Plan of Operation” section of this prospectus. We have been issued a going concern opinion from our auditors and our only asset is our cash balance of $26,990, consisting of $30,000 generated from the issuance of shares to Magellan Global Fund, LP less costs incurred to date.

Our administrative offices are currently located at 4666 Mission Blvd, Suite 1, San Diego California, for which we pay 0 per month in rent We plan to use these offices until we require larger space. Our registered statutory office is located at 2620 Regatta Dr. Suite 102, Las Vegas, NV. Our fiscal year end is December.

The Offering

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:                          4,000,000 shares of common stock, par value $.001.

Offering Price per Share:                           $0.50

Offering Period:                                           The shares are being offered for a period not to exceed 180 days. In the event we do not sell all of the shares before the expiration date of the offering,

Net Proceeds to Our Company:               $1,900,000

Use of Proceeds:                                        We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding
Before the Offering:                                    30,000,000

Number of Shares Outstanding
After the Offering:                                       34,000,000

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

Roger Renken, the President, Secretary and Treasurer and Chairman of the Board of Directors of the company, currently devotes approximately 30 hours per week to company matters. He does not have any public company experience and is involved in other business activities. The company’s needs could exceed the amount of time or level of experience he may have. This could result in his inability to properly manage company affairs, resulting in our remaining a start-up company with no revenues or profits.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense, which is estimated to be in the third quarter of 2009. Until that time the responsibility of developing the company’s business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Roger Renken. While he has business experience including management and accounting, he does not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

Since we are a development stage company, have generated no revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

Our company was incorporated in the State of Nevada; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

We do not yet have any substantial assets and are totally dependent upon the proceeds of this offering to fully fund our business. If we do not sell all of the shares in this offering and receive all of the proceeds, we will have to seek alternative financing to complete our business plans or abandon them.

The only cash currently available is the cash paid by Magellan Global Fund, LP for the acquisition of their shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

We cannot predict when or if we will produce revenues, which could result in a total loss of your investment if we are unsuccessful in our business plans.

We have not yet sold any product and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

Our continued operations depend on our ability to recover precious metals, process them, and successfully sell them for more than the cost of production.

The success of this process depends on the market prices of metals in relation to our costs of production. We may not always be able to generate a profit on the sale of gold or other minerals because we can only maintain a level of control over our costs and have no ability to control market prices. The total cash costs of production at any location are frequently subject to great variation from year to year as a result of a number of factors, such as the changing composition of ore grade or mineralized material production and metallurgy and exploration activities in response to the physical shape and location of the ore body or deposit. In addition, costs are affected by the price of commodities, such as fuel and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in production costs or a decrease in the price of gold or other minerals could adversely affect our ability to earn a profit on the sale of gold or other minerals., which would result in a failure of our business and a loss of any investment you make in our shares.

The use of hedging instruments may not prevent losses being realized on subsequent price decreases or may prevent gains being realized from subsequent price increases.

We may from time to time sell some future production of gold pursuant to hedge positions. If the gold price rises above the price at which future production has been committed under these hedge instruments, we will have an opportunity loss. However, if the gold price falls below that committed price, our revenues will be protected to the extent of such committed production. In addition, we may experience losses if a hedge counterparty defaults under a contract when the contract price exceeds the gold price. As of the date of filing of this report, we have no open hedge positions.

Since our business consists of exploring for or acquiring gold prospects, the drop in the price of gold will negatively affect our asset values, cash flows, potential revenues and profits.

We plan to pursue opportunities to acquire properties with gold mineralized material or reserves with exploration potential. The price that we pay to acquire these properties will be influenced, in large part, by the price of gold at the time of the acquisition. Our potential future revenues are expected to be derived from the production and sale of gold from these properties or from the sale of some of these properties. The value of any gold reserves and other mineralized material, and the value of any potential mineral production therefrom, will vary in direct proportion to variations in those mineral prices. The price of gold has fluctuated widely as a result of numerous factors beyond our control. The effect of these factors on the price of gold, and therefore the economic viability of any of our projects, cannot accurately be predicted. Any drop in the price of gold would negatively affect our asset values, cash flows, and potential revenues and profits.

We compete with other mineral exploration and mining companies.

We compete with other mineral exploration and mining companies or individuals, including large, established mining companies with substantial capabilities and financial resources, to acquire rights to mineral properties containing gold and other minerals. There is a limited supply of desirable mineral lands available for claim staking, lease, or other acquisition. There can be no assurance that we will be able to acquire mineral properties against competitors with substantially greater financial resources than we have.

The loss of the services of Mr. Renken could severely impact our business operations and future development of our mining operations, which could result in a loss of revenues and your ability to ever sell any shares you purchase in this offering.

Our performance is substantially dependent upon the professional expertise of our President, Roger Renken. Mr.Renken has extensive contacts and experience in the gold exploration and natural resource industry and we are dependent on his abilities to develop and market our business. If he were unable to perform his services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop and market our product. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

We are subject to the many risks of doing business internationally, including but not limited to the difficulty of enforcing liabilities in foreign jurisdictions.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. In addition, we are registered as a foreign corporation doing business in Papua New Guinea and are subject to the local laws of Papua New Guinea governing investors’ ability to bring actions in foreign courts and enforce liabilities against a foreign private issuer, or any person, based on U.S. federal securities laws. Generally, a final and conclusive judgment obtained by investors in U.S. courts would be recognized and enforceable against us in the Papua New Guinea courts having jurisdiction without reexamination of the merits of the case.

We do business in a country that is subject to a high degree of political risk and may be subject to terrorist acts.

Papua New Guinea is a country subject to a relatively high degree of political risk. In February 1995, for example, EFIC of the Commonwealth of Australia downgraded Papua New Guinea to the "D" political risk category, which is its category of highest risk. Our entitlement to potential properties located in Papua New Guinea is subject to political, economic and other uncertainties, including the risk of civil rebellion, expropriation, nationalization, renegotiation or nullification of existing contracts, mining licenses and permits or other agreements, changes in laws or taxation policies, currency exchange restrictions, changing political conditions and international monetary fluctuation. Future Papua New Guinea Government actions concerning the economy or the operation and regulation of nationally important facilities such as mines could have a significant effect on our prospective properties. No assurances can be given that we or any future properties will not be adversely affected by future developments in Papua New Guinea.

Because we operate in a foreign country, our business is subject to foreign currency fluctuations and risks which could severely impact our revenues and results of operations.

A portion of our business will be conducted in a currency other than the U.S. Dollar, however, the Papua New Guinea Kina has traded in a fairly narrow range over the past several years, so we currently only have limited exposure to exchange rate fluctuations. At some point in the future, the exchange rate could fluctuate substantially more which would cause us exposure to exchange rate risk, as our profits would then be subject to exchange rate fluctuations. Any broad-based regional currency crisis - possibly caused by a revaluation of the Papua New Guinea Kina- could cause a major shift in the exchange rate, as could a dramatic collapse of the US dollar. If in the future, there are much wider fluctuations in the exchange rate, we may attempt to reduce our transaction and translation gains and losses associated with converting foreign currency into U.S. Dollars by entering into foreign exchange forward contracts to hedge certain transaction and translation exposures. Terrorism is a threat throughout the world. Attacks can happen without warning any time and in any place in the world. Statements by international terrorist groups have called for attacks against Western interest in various regions around the world. We continue to receive reports that terrorists are planning attacks including against places frequented by foreigners.  Papua New Guinea condemns, in the strongest possible terms, all actions of terrorism and will co-operate and assist each other in the fight against terrorism, in order to secure and facilitate trade and investment liberalization, and economic growth in the region.

Resource exploration and development is a speculative business and involves a high degree of risk.

Resource exploration and development is a speculative business and involves a high degree of risk. The marketability of natural resources, which may be acquired or discovered by the Issuer, will be affected by numerous factors beyond our control. These factors include, but are not limited to, market fluctuations, the proximity and capacity of natural resource markets, and processing equipment and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. Hazards such as unusual or unexpected mineral formations and other conditions are involved. We may become subject to liability for pollution or other environmental contamination, cave-ins or hazards against which it cannot insure or against which it may elect not to insure. The payment of such liabilities could have a material, adverse effect on our financial position. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital. None of our prospective properties have a proven commercial body of ore and the programs being conducted on such properties and intended to be conducted in the future constitute feasibility studies on defined mineralization and exploratory searches for mineral resources. While the rewards to an investor can be substantial if an economically viable discovery is made, few properties which are explored are ultimately developed into producing mines. If our exploration programs are not successful, investors in our securities may lose their investments.

The development and operation of our mining projects involve numerous uncertainties

Mine development projects, including our planned projects, typically require a number of years and significant expenditures during the development phase before production is possible.

Development projects are subject to the completion of successful feasibility studies, issuance of necessary governmental permits and receipt of adequate financing. The economic feasibility of development projects is based on many factors such as:

·	estimation of reserves;

·	anticipated metallurgical recoveries;

·	future mineral prices; and

·	anticipated capital and operating costs of such projects.

Our mine development projects may have limited relevant operating history upon which to base estimates of future operating costs and capital requirements.

Estimates of proven and probable reserves and operating costs determined in feasibility studies are based on geologic and engineering analyses.

Any of the following events, among others, could affect the profitability or economic feasibility of a project:

·	unanticipated changes in grade and tonnage of ore to be mined and processed;

·	unanticipated adverse geotechnical conditions;

·	incorrect data on which engineering assumptions are made;

·	costs of constructing and operating a mine in a specific environment;

·	availability and cost of processing and refining facilities;

·	availability of economic sources of power;

·	adequacy of water supply;

·	adequate access to the site;

·	unanticipated transportation costs;

·
government regulations (including regulations relating to prices, royalties, duties, taxes, restrictions on production, quotas on exportation of minerals, as well as the costs of protection of the environment and agricultural lands);

·	fluctuations in mineral prices; and

·	accidents, labor actions and force majeure events.

Any of the above referenced events may necessitate significant capital outlays or delays, may materially and adversely affect the economics of a given property, or may cause material changes or delays in our intended exploration, development and production activities. Any of these results could force us to curtail or cease our business operations.

Estimates of mineral reserves and of mineralized material are inherently forward-looking statements, subject to error, which could force us to curtail or cease our business operations

Estimates of mineral reserves and of mineralized material are inherently forward-looking statements subject to error. Although estimates of proven and probable reserves are made based on a high degree of assurance in the estimates at the time the estimates are made, unforeseen events and uncontrollable factors can have significant adverse impacts on the estimates. Actual conditions will inherently differ from estimates. The unforeseen adverse events and uncontrollable factors include: geologic uncertainties including inherent sample variability, metal price fluctuations, fuel price increases, variations in mining and processing parameters, and adverse changes in environmental or mining laws and regulations. The timing and effects of variances from estimated values cannot be predicted.

·
Geologic Uncertainty and Inherent Variability: Although the estimated reserves and additional mineralized material have been delineated with appropriately spaced drilling to provide a high degree of assurance in the continuity of the mineralization, there is inherent variability between duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. There may also be unknown geologic details that have not been identified or correctly appreciated at the current level of delineation. This results in uncertainties that cannot be reasonably eliminated from the estimation process. Some of the resulting variances can have a positive effect and others can have a negative effect on mining operations. Acceptance of these uncertainties is part of any mining operation.

·
Metal Price Variability: The prices for gold, silver, and copper fluctuate in response to many factors beyond anyone's ability to predict. The prices used in making the reserve estimates are disclosed and differ from daily prices quoted in the news media. The percentage change in the price of a metal cannot be directly related to the estimated reserve quantities, which are affected by a number of additional factors. For example, a ten percent (10%) change in price may have little impact on the estimated reserve quantities and affect only the resultant positive cash flow, or it may result in a significant change in the amount of reserves. Because mining occurs over a number of years, it may be prudent to continue mining for some period during which cash flows are temporarily negative for a variety of reasons including a belief that the low price is temporary and/or the greater expense incurred in closing a property permanently.

·
Fuel Price Variability: The cost of fuel can be a major variable in the cost of mining; one that is not necessarily included in the contract mining prices obtained from mining contractors but is passed on to the overall cost of operation. Future fuel prices and their impact are difficult to predict, but could force us to curtail or cease our business operations.

·
Variations in Mining and Processing Parameters: The parameters used in estimating mining and processing efficiency are based on testing and experience with previous operations at the properties or on operations at similar properties. While the parameters used have a reasonable basis, various unforeseen conditions can occur that may materially affect the estimates. In particular, past operations indicate that care must be taken to ensure that proper ore grade control is employed and that proper steps are taken to ensure that the leaching operations are executed as planned. The mining contracts for the mines include clauses addressing these issues to help ensure planned requirements are met. Nevertheless, unforeseen difficulties may occur in planned operations, which would force us to curtail or cease our business operations.

·
Changes in Environmental and Mining Laws and Regulations: The Company believes that it currently complies with existing environmental and mining laws and regulations affecting its operations. The reserve estimates contain cost estimates based on requirements compliance with current laws and regulations. While there are no currently known proposed changes in these laws or regulations, significant changes have affected past operations and additional changes may occur in the future.

The price of gold is highly volatile and a decrease in the price of gold can have a material adverse effect on our business

The profitability of gold mining operations is directly related to the market prices of gold. The market prices of gold can fluctuate significantly and is affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions. Price fluctuations of gold from the time development of a mine is undertaken and the time production can commence can significantly affect the profitability of a mine.

Accordingly, we may begin to develop one or more of our mines at a time when the price of gold makes such exploration economically feasible and, subsequently, incur losses because the price of gold decreases.

Adverse fluctuations of the market prices of gold may force us to curtail or cease our business operations.

Mining risks and insurance could have an adverse effect on our profitability

The business of mining for gold and other metals is generally subject to a number of risks and hazards including environmental hazards, industrial accidents, labor disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes. At the present time, we do not intend to obtain insurance coverage and even if we were to do so, no assurance can be given that such insurance will continue to be available or that it will be available at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations. Mining operations will be subject to risks normally encountered in the mining business.

RISKS ASSOCIATED WITH THIS OFFERING:

The trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.” The effective result being fewer purchasers qualified by their brokers to purchase our shares, and therefore a less liquid market for our investors to sell their shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling all of the shares and receiving all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans and you would receive a return of your entire investment.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. We will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that we will be able to sell any of the shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Crater Mountain Resources, Inc.or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholders acquired their shares at a cost of $.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.50 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.068 per share, $.432 less than what you paid for them.

All proceeds from the offering will be deposited into our business operating account, there is no guarantee all of the funds will be used as outlined in this prospectus.

All funds received from the sale of shares in this offering will be deposited into our business operating account. We have committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

Our directors will continue to exercise significant control over our operations, which means as a minority shareholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to ever resell any shares you purchase in this offering.

After the completion of this offering, our executive officers and directors will own 88% of our common stock. Due to the controlling amount of their share ownership, they will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $10,000 cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $2,000,000. We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:

Proceeds to Us:	$2,000,000

Advertising and Marketing	100,000
Analyzing geologicals and Preparing property reports	200,000
Transfer Agent and filing fees	10,000
Accounting, Auditing and Legal	15,000
Office and Administration	100,000
Working Capital	1,575,000

Total Net Proceeds	$ 2,000,000

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of February 1, 2008, the net tangible book value of our shares was $30,000 or approximately $0.001 per share, based upon 30,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $2,000,000, the net tangible book value of the 34,000,000 shares to be outstanding will be $2,244,000, or approximately $0.066 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (30,000,000 shares) will be increased by $0.067 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.50 per Share) of $0.434 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.434 per share, reflecting an immediate reduction in the $0.50 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own 88% of the total number of shares then outstanding, for which they will have made a cash investment of $30,000, or $0.001 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 12% of the total number of shares then outstanding, for which they will have made a cash investment of $2,000,000, or $0.50 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to March 1, 2008:

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

Price Paid per Share by Existing Shareholders	$0.001
Public Offering Price per Share	$0.500
Net Tangible Book Value Prior to this Offering	$0.00
Net Tangible Book Value After this Offering	$0.067
Increase in Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	$0.07

Immediate Dilution per Share to New Investors	$0.434

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officers and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Roger Renken, our CEO and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

He will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.
Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.
Our CEO and our Director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The shares will be sold at the fixed price of $0.50 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the "Expiration Date").

Deposit of Offering Proceeds

The proceeds from the sale of the offering will deposited directly into the Company’s operating account

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable toCrater Mountain Resources, Inc.

DESCRIPTION OF SECURITIES
Common Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholder will own 88% of our outstanding shares and the purchasers in this offering will own 12%.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception to June 30, 2007, included in this prospectus has been audited by De Joya Griffith & Company, LLC. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.
The law offices of Michael M. Kessler, Esq., 3436 American River Drive, Suite 11, Sacramento, California 95864, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS
General Information

Crater Mountain Resources, Inc. was incorporated in Nevada on April 20, 2007. We are a minerals exploration and development company based in San Diego, California. As of March 1, 2008, we have three key projects in Papua New Guinea (PNG). We are a development stage company with no revenues and a limited operating history.

Crater Mountain Resources, Inc. has a very specific business plan that it is executing as aggressively as it can with the current funding. Our Chief Executive Officer has the experience and knowledge in the mining industry to successfully execute the business plan. We are a new company early in the implementation of our business plan and performing those tasks necessary to raise the appropriate funding to complete the plan.

As of March 1, 2008, we do not directly own any permits, we possess only a few pieces of equipment and we employ insufficient numbers of personnel necessary to actually explore and/or mine for minerals, therefore, we will be substantially dependent on the third party contractors we engage to perform such operations.

Industry Background

Our Exploration Projects

We are a natural resource company, primarily engaged in the exploration and development of mineral properties located in Papua New Guinea. These properties are at mine feasibility and/or in the exploration stage. We have three key projects: Gira-Aikora-Ioma, Wagi River, and Crater Mountain, in which we intend to own a majority interest.

GIRA-AIKORA-IOMA GOLD PROJECT

The Gira-Aikora-Ioma Project area is located about 55km from the mouth of the Gira River which flows northeast into Mambare Bay on the east coast of Papua. The closet and most readily accessible population centre is Kokoda, some 55km to the south. Alluvial gold was found in 1938 and at another location in 1961. Fieldwork located two broad zones shedding pan-able gold; one which generally follows the Owen Stanley Fault has been called the Western Gold Zone, and the other follows the Gira Fault called the Eastern Gold Zone.

Field work for the Western Gold Zone suggests narrow high grade zones are the source of the pan-able gold and the geochemical anomalies. In the Eastern Gold Belt good pan-able gold was found around old alluvial and eluvial workings at the Baranuma Prospect.

WAGI RIVER GOLD PROJECT
Lufa District
In the southern part of the Wagi River property, previous stream sampling has confirmed the alluvial gold and located a possible one sq km area from which this alluvial gold may have been sourced. The float rock sampling yielded encouraging results however, investors and shareholders are cautioned that follow up exploration and potentially a third party feasibility study is required to further assess their significance.

CRATER MOUNTAIN GOLD PROJECT

The Crater Mountain Project, Papua New Guinea, Eastern Highlands Province has been demonstrated by previous explorers to have potential for developing a large epithermal gold deposit. The main defined mineralized area, which includes the Nevera Prospect, is some 12 sq km in area. Most is completely unexplored except for some surface geochemistry. The Crater Mountain Project is Southeast of, and within the Papua New Guinea highlands geological trend which also contains the Porgera and Mt. Kare gold deposits.

Distribution Methods

We initially plan to market any minerals retrieved in normal channels associated with the industry.

Status of Any Publicly Announced Mining Opportunities

We have not publicly announced any new mining opportunities.

Competition

We expect to compete with many mining and exploration companies in identifying and acquiring claims with gold mineralization. We believe that most of our competitors have greater resources than us. We also expect to compete for qualified geological and environmental experts to assist us in our exploration of mining prospects, as well as any other consultants, employees and equipment that we may require in order to conduct our operations. We cannot give any assurances that we will be able to compete without adequate financial resources.

Need for Any government Approval of Principal Products

Government and Industry Regulation

We may be delayed by or unable to comply with government and environmental laws, rules and regulations related to our proposed operations which could severely impact our business operations. Our proposed mineral exploration programs will be subject to extensive laws, rules and regulations. Various governmental permits will be required prior to implementation of proposed exploration operations. We are not assured of receiving such permits as and when needed for operations, or at all. There is no assurance environmental or safety standards more stringent than those presently in effect may not be enacted, which could adversely affect future exploration programs. Also, the industry often finds itselfin conflict with the interests of private environmental groups which often have an adverse effect on the mining industry.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations of Papua New Guinea as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

Environmental Laws

Our operations are subject to the Environmental Laws of Papua New Guinea. Environmental laws and regulations relating to public lands are expected to be tightly enforced. We intend to explore and, when required, develop all of our properties in strict compliance with all environmental requirements applicable to the mineral processing and mining industry. We will secure all the necessary permits for exploration and, if development is warranted, will file final Plans of Operation prior to the commencement of any mining operations. We anticipate no discharge of water into any active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No significant endangered species will be disturbed. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to all legal requirements. Any portals, adits or shafts will be sealed should the property be abandoned.

It is difficult to estimate the cost of compliance with environmental laws at this time, since the full nature and extent of our proposed activities cannot be determined until we receive the proceeds of this Offering and commence our operations. At that time, we will determine what that will involve from an environmental standpoint and will begin our compliance efforts.

Employees and Employment Agreements

We currently have one employee, our executive officer, Roger Renkenwho currently devotes 30 hours a week to our business and is responsible for the primary operation of our business. There are no formal employment agreements between the company and our current employee.

DESCRIPTION OF PROPERTY

We do not currently own any property. We are currently operating out of the premises located at 4666 Mission Blvd, Suite 1, San Diego California. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

- contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

- contains a toll-free telephone number for inquiries on disciplinary actions;

- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

- the bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our officer and directors, who will offer and sell the Shares, is aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

We have appointed Stocktrans, Inc., 44 West Lancaster Ave, Ardmore, PA 19003; telephone (800) 733-1121, as the stock transfer agent for our securities.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception, April 20, 2007, to June 30, 2007 are included herein.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We have generated no revenue since inception and have incurred $3,010 in miscellaneous expenses through June 30, 2007.

The following table provides selected financial data about our company for the period from the date of incorporation through June 30, 2007. For detailed financial information, see the financial statements included in this prospectus.

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our directors have verbally agreed to advance the company funds to complete the registration process.

Plan of Operation

Assuming sale of all the Shares in this offering and receipt of all the proceeds, of which there is no guarantee, we estimate that we will use most of the funds received during the next 12 months to complete Phase I and Phase II and begin Phase III of our exploration program. We intend to subcontract these programs to companies with the crews and equipment to prospect, trench and collect mineral samples on our property. All samples will then be sent to an assay lab for analysis and a geological report will be prepared.

Limited Operating History

There is little to no historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in the Shares. We are still in the organizational stages and have not yet generated or realized any revenues from operations. We cannot guarantee we will be successful in our business operations or will achieve significant levels of market acceptance for our proposed business. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our properties, possible cost overruns due to price and cost increases in services we require and the absence of an operating history. Therefore, we cannot guarantee we will be able to achieve or maintain profitable operations. Further, there is no assurance that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.

Upon successful completion of this offering, we intend to pursue our exploration activities to determine if viable mineralization exists on our property that warrants further exploration or development. Until we commence exploration activities on our property, we estimate our monthly expenses will be minimal, (less than $2,500 per month) and these monies will be used only in background data research efforts on our property and the surrounding claims and to ensure that we comply will all regulatory requirement to maintain our mineral claim.

Once we have established that our property warrants further exploration or development, we will likely be required to make significant investments into further exploration (Phases I, II & III) before we would be able to commence production of any minerals we may find. At that time, our Management will need to asses the merits of seeking additional financing to provide the capital we will require to implement additional exploration programs or seek a joint venture partner in the mining industry with experience, cash reserves and equipment to undertake any additional exploration that may be required before mine development can be considered.

The timing and total amount of capital requirements cannot be predicted at this time and we have no assurance that any financing will be available to us on acceptable terms, as and when we need it, if at all. If such financing is not available on satisfactory terms, as and when needed, we may be unable to continue our exploration activities or expand our operations and our operating results may be adversely affected. Equity financing could also result in additional dilution to then existing shareholders.

Balance Sheet Data:	6/30/2007

Cash	$26,990
Total assets	$ 26,990
Total liabilities	$0.00
Shareholders' equity	$ 26,990

Critical Accounting Policies

a. Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

b. Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, “Earnings Per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective April 20, 2007 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

c. Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

d. Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

e. Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NEW ACCOUNTING PRONOUNCEMENTS:

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “… under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges…” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2007. Management believes that the adoption of this Statement will not have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67” (“SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 123 (revised 2004) “Share-Based Payment.” This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 13 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2007. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 107 (SAB 107) which provides guidance regarding the interaction of SFAS 123 (R) and certain SEC rules and regulations. The new guidance includes the SEC’s view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123 (R)‘s implementation challenges for registrants and enhance the information investors receive.

In March 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations, which clarifies that the term ‘conditional asset retirement obligation’ as used in SFAS 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. FIN 47 is effective no later than the end of the fiscal year ending after December 15, 2005. The Company does not believe that FIN 47 will have a material impact on its financial position or results from operations.

In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods’ financial statements. This statement is effective for accounting changes and correction of errors made in fiscal year beginning after December 15, 2005.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officers and directord is set forth below:

Name and Address	Age	Position(s)
Roger Renken	52	President, Secretary, Treasurer, Chief Executive Officer
Nicholas Lahanas	38	Director
Harry Orfanos	43	Director

The persons named above have held their offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. These officers and director are our only officers, directors, and promoters.

Background Information about Our Officers and Directors

Roger Renken- Chairman, President, CEO, Secretary,

Mr. Roger Renken has been President and CEO and Chairman of the Board of Directors of the company since inception. Mr. Renken was in the United States Navy where he was an electrician onboard nuclear fast attack submarines. He was honorably discharged in 1980. Mr. Renken is a is gemologist having stdied at the Gemological Institute of America where he received his certificate in 1980. Mr. Renken has worked as a stock broker for E.F. Hutton where he passed his Series 7 License Exam in in 1987.

Mr. Renken attended the Santa Monica College and Cal State Long Beach where he studied Ocean Engineering and received his AA Degree in 1987.

Nicholas Lahanas- Director

Mr. Lahanas has been a director of the Company since April 20, 2007. Mr. Lahanas co-founded Magellan Global after serving as an Investment Banker with CSG Capital Management. Prior to CSG, Niko worked as a Vice Prsident of Capital Markets with Cornell Capital Partners. Prior to Cornell, Mr. Lahanas was an Associate with Friedman Billings Ramsey in their technology investment banking group. At FBR, Niko focused on private equity. Mr. Lahanas received a B.A. from the University of California, Berkeley.

Harry Orfanos-Director

Mr. Orfanos has been a director of the Company since April 20, 2007 until present.

Mr. Orfanos co-founded Magellan Global after serving as a Vice President of Capital Markets with Cornell Capital Partners, a multi million dollar New Jersey-based PIPE fund which focused on investing in micro-cap publicly listed companies. Prior to Cornell, Mr. Orfanos was a Vice President of Corporate Finance with Zanett Securities, a $100 million New York-based PIPE fund which focused on investing in small to mid-cap public companies. Prior to Zanett Securities, Mr. Orfanos was an Institutional Sales Trader with Santander Investment Securities in New York, New York

Mr. Orfanos received a B.S. in Finance from New York University, Stern Scholl of Business in 1987.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officers and directors receive no compensation for their services during the development stage of our business operations. They are reimbursed for any out-of-pocket expenses that they may incur on the Company’s behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings	All Other Compen-sation	Total
Roger Renken, President, Secretary, Treasurer and Director	2007	0	0	0	0	0	0	0	0

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
XXXXX	0	0	0	0	0	0	0	0	0

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Roger Renken	0	0	0	0	0	0	0
Nicholas Lahanas	0	0	0	0	0	0	0
Harry Orfanos	0	0	0	0	0	0

Option Grants.

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value.

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards.

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address	No. of Shares	No. of Shares	Percentage of Ownership
of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering

Roger Renken	1,000,000	1,000,000	3.33%	2.94%

Harry Orfanos	7,000,000	7,000,000	23.33%	20.59%

Nicholas Lahanas	7,000,000	7,000,000	23.33%	20.59%

Magellan Global Fund	5,620,000	5,620,000	18.73%	16.53%

Orinda Advisors, LLC	8,000,000	8,000,000	26.67%	2353%

All Officers and Directors as a Group	15,000,000	15,000,000	49.99%	44.12%

Future Sales by Existing Stockholders

A total of 30,000,000 shares have been issued to the existing stockholders, and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholders do not have any plans to sell their shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Roger Renken is the President, Secretary, and Treasurer and Chairman of the Board of Directors. We are currently operating out of offices, located at 4666 Mission Blvd, Suite 1, San Diego, California (on a rent-free basis) for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement.

On May 9, 2007 the Company issued a total of 1,000,000 shares of common stock to Mr. Renken as gift valued at $0.001 per share.

On May 9, 2007 the Company issued a total of 7,000,000 shares of common stock to Mr. Lahanas as gift valued at $0.001 per share.

On May 9, 2007 the Company issued a total of 7,000,000 shares of common stock to Mr. Orfanos as gift valued at $0.001 per share.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                                            De Joya Griffith & Company, LLC
                                      CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Crater Mountain Resources, Inc. as of June 30, 2007,
and the related statements of operations, stockholders equity, and cash flows from inception (April 20,
2007) through June 30, 2007. These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight
Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crater Mountain Resources, Inc. as of June 30, 2007, and the results of its operations and cash flows from inception (April 20, 2007) through June 30, 2007 in conformity with accounting principles generally accepted in United States.

De Joya Griffith & Company, LLC

/s/ DeJoya Griffith & Company, LLC
Henderson, NV
October 01, 2007
                                   2580 Anthem Village Drive, Henderson, NV 89052
                                 Telephone (702) 588-5960 . Facsimile (702) 588-5979

CRATER MOUNTAIN RESOURCES, INC.
(A Development Stage Company)
Balance Sheet
June 30, 2007

ASSETS

CURRENT ASSETS
Cash	$ 26,990

Total current assets	26,990

TOTAL ASSETS	$ 26,990

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$ -

Total current liabilities	-

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 150,000,000
shares authorized; 30,000,000 shares issued and outstanding	30,000
Deficit accumulated during the development stage	(3,010)

Total stockholders' equity	26,990

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 26,990

The accompanying notes are an integral part of the financial statements.

CRATER MOUNTAIN RESOURCES, INC.
(A Development Stage Company)
Statement of Operations
For the period from Inception (April 20, 2007) to June 30, 2007

REVENUES	$ -

EXPENSES
Selling, general and administrative	3,010

Total expenses	3,010

NET LOSS	$ (3,010)

NET LOSS PER SHARE	$ (0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	30,000,000

The accompanying notes are an integral part of the financial statements.

CRATER MOUNTAIN RESOURCES, INC.
(A Development Stage Company)
Statement of Stockholders' Equity
For the period from Inception (April 20, 2007) to June 30, 2007

				Deficit
				accumulated
	Common stock		Additional	during the	Total
	Number of		paid-in	development	stockholders'
	shares	Amount	capital	stage	equity

Balance, April 20, 2007	-	$ -	$ -	$ -	$ -

Common stock issued for
cash, May 8, 2007
at $0.001 per share	30,000,000	30,000	-	-	30,000

Net loss for the period
ended June 30, 2007	-	-	-	(3,010)	(3,010)

Balance, June 30, 2007	30,000,000	$ 30,000	$ -	$ (3,010)	$ 26,990

The accompanying notes are an integral part of the financial statements.

CRATER MOUNTAIN RESOURCES, INC.
(A Development Stage Company)
Statement of Cash Flows
For the period from Inception (April 20, 2007) to June 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (3,010)

Net cash flows used in operating activities	(3,010)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	30,000

Net cash flows provided from financing activities	30,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	26,990

CASH AND CASH EQUIVALENTS,
BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS,
END OF PERIOD	$ 26,990

The accompanying notes are an integral part of the financial statements.

CRATER MOUNTAIN RESOURCES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 1 - ORGANIZATION AND PURPOSE

Nature of operations:
Crater Mountain Resources, Inc. (a development stage company) (the “Company”) was incorporated under the laws of the State of Nevada on April 20, 2007. The principal office of the corporation is 4666 Mission Avenue, Suite 1, San Diego, CA 92116.

The business purpose of the Company is the exploration and mining of precious metals, specifically gold, in Papua New Guinea.

A Development Stage Company

The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 7 “Accounting and Reporting by Development Stage Enterprises”. A development stage enterprise is one in which planned principal operations have not commenced; or if its operations have commenced, there have been no significant revenues derived there from. As of June 30, 2007, the Company has not fully commenced nor has it received significant revenues from its planned principal operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Definition of Fiscal Year:

The Company’s fiscal year is June 30.

Income taxes:
In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that we recognize in our financial statements the benefit of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 become effective as of the beginning of our 2008 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We are currently evaluating the impact that FIN 48 will have on our financial statements.

Cash and Cash Equivalents:

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without restrictions.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reported period. Actual results could differ from these estimates.

Earnings (Loss) Per Share Calculations:

Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common shares during the applicable period. Diluted earnings per share is computed using the weighted-average number of common shares and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive. For all periods presented, the Company has sustained losses, which would make use of equivalent shares antidilutive and, as such, the calculation has not been included.

Organization Costs:
In accordance with FASB 7 and SFAS 7, organization costs are expensed as incurred.

CRATER MOUNTAIN RESOURCES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

Recent Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair values. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management believes that the adoption of SFAS No. 157 will not have a material impact on the financial results of the Company.

In September 2006, the FASB issued SFAS No. 158, “Statement of Financial Accounting Standards” (“SFAS 158”) which amends SFAS No. 87, 88, 106, and 132(R). Post application of SFAS 158, an employer should continue to apply the provisions in Statements 87, 88, and 106 in measuring plan assets and benefit obligations as of the date of its statement of financial position and in determining the amount of net periodic benefit cost. SFAS 158 requires amounts to be recognized as the funded status of a benefit plan, that is, the difference between plan assets at fair value and the benefit obligation. SFAS 158 further requires recognition of gains/losses and prior service costs or credits not recognized pursuant to SFAS No. 87 or SFAS No. 106. Additionally, the measurement date is to be the date of the employer’s fiscal year-end. Lastly, SFAS 158 requires disclosure in the financial statements effects from delayed recognition of gains/losses, prior service costs or credits, and transition assets or obligations. SFAS No. 158 is effective for years ending after December 15, 2006 for employers with publicly traded equity securities and as of the end of the fiscal year ended after June 15, 2007 for employers without publicly traded equity securities. We do not expect the adoption of SFAS No. 158 to have a material impact on its consolidated financial position, results of operations or cash flows.

In February 2007, the Financial Accounting Standards Board (FASB) issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115” (FAS 159). FAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of FAS 159 become effective as of the beginning of our 2008 fiscal year. We are currently evaluating the impact that FAS 159 will have on our financial statements.

NOTE 3 - STOCKHOLDERS’ EQUITY

As of June 30, 2007, 150,000,000 shares of the Company’s $0.001 par value common stock had been authorized, of which 30,000,000 were issued and outstanding. Of the total shares outstanding 30,000,000 were issued to the founding shareholders for cash of $30,000 or $0.001 per share.

NOTE 4 - RELATED PARTY TRANSACTIONS

As of the date hereof, the Company’s officers and directors owned, or had beneficial ownership of, 28,620,000 shares of its issued and outstanding common stock, of which Magellan Global Fund, LP owns 5,620,000 shares, Orinda Advisors, LLC owns 8,000,000 shares, Harry J. Orfanos owns 7,000,000 shares, Nicholas Lahanas owns 7,000,000 shares and Roger Renken owns 1,000,000 shares, constituting 95% of the Company’s issued and outstanding common stock.

The Company maintains its corporate office in the office of its President, for which it pays no rent. There are no outstanding agreements with management for administrative services to be rendered to the Company.

Dealer Prospectus Delivery Obligation

“Until November 5, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.”

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

Legal and Professional Fees                    $ 4,500
Accounting and auditing                            3,800
Transfer Agent fees                                     1,500
Printing of Prospectus                                    200

TOTAL                                      $10,000

Item 14. Indemnification of directors and officers.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 15. Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On May 8, 2007 the Company issued a total of 30,000,000 shares of common stock to Magellan Global Fund, LP for cash at $0.001 per share for a total of $30,000.

On May 9, 2007 the Magellan Global Fund, LP issued Roger Renken 1,000,000 shares of common stock for services rendered as a gift.

On May 9, 2007 the Magellan Global Fund, LP issued Orinda Advisors, LLC 8,000,000 shares of common stock for services rendered.

On May 9, 2007 the Magellan Global Fund, LP issued Harry Orfanos 7,000,000 shares of common stock for services rendered.

On May 9, 2007 the Magellan Global Fund, LP issued Nicholas Lahanas 7,000,000 shares of common stock for services rendered.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

Item 16. Exhibits.

The following exhibits are included with this registration statement:

Exhibit
Number                  Description
-------                       -----------
3.1   Articles of Incorporation
3.2   Bylaws
5                               Opinion re: Legality
23.2                          Consent of Counsel (See Exhibit 5)
99                             Form of Subscription Agreement

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

2.
That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California on May 5, 2008.

Crater Mountain Resources Inc., Registrant

By: /s/ Roger Renken
______________________________
Roger Renken, President, Secretary,
Treasurer, Chief Executive Officer,
Chief Financial Officer and
Principal Accounting Officer and
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Roger Renken    Chief Executive Officer   May 5, 2008
President     Title     Date

/s/ Roger Renken   Chief Financial Officer   May 5, 2008
Roger Renken    Title     Date

/s/ Roger Renken   Principal Accounting Officer  May 5, 2008
Roger Renken    Title     Date